CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATEMENT AS INDICATED BY [REDACTED] AND SEPARATELY FILED WITH THE COMMISSION.

October 4, 2006

Mr. Edward Gitlitz
Avis Budget Car Rental, LLC
6 Sylvan Way
Parsippany, N.J. 07054

Dear Mr. Gitlitz:

This letter will confirm the agreement (“Agreement”) reached between Avis Budget Car Rental, LLC and General Motors (“GM”) regarding Avis Budget Car Rental, LLC’s (“ABG”) purchase or lease of GM vehicles for model year 2007. The details of this Agreement are as follows:

2007 MODEL YEAR

1.
Avis Budget Car Rental, LLC will purchase or lease from GM dealers of their choice a minimum quantity of 2007 model GM vehicles under the terms and conditions of GM’s 2007 Model Year Daily Rental Purchase Program (refer Attachment 1). Avis Budget Car Rental, LLC has agreed to purchase these GM vehicles in a mix which includes a considerable number of GM’s higher priced models and which represents a higher percentage of these units than Avis Budget Car Rental, LLC otherwise would purchase. The agreed mix of units is listed in Attachment 2.

a.
GM or its subsidiary will purchase such model year 2007 vehicles from Avis Budget Car Rental, LLC (to the extent tendered to GM or its subsidiary) in accordance with the terms and conditions of GM’s 2007 Model Year Daily Rental Purchase Program.

2.
GM agrees to offer Avis Budget Car Rental, LLC the availability of the YT1 2007MY Daily Rental Short-Term Purchase Program with a cap of [REDACTED] of the total volume purchase. If the limits for YT1 are exceeded, GM will request reimbursement for depreciation for the number of units that exceed the YT1 limits. Refer to Attachment 3 for program parameters. Specified quantities and brands are described in Attachment 3a.

a.
GM or its subsidiary will purchase from Avis Budget Car Rental, LLC (to the extent tendered to GM or its subsidiary) vehicles acquired by Avis Budget Car Rental, LLC under the YT1 2007MY Daily Rental Short-Term Purchase Program in accordance with the terms and conditions of such YT1 2007MY Daily Rental Short-Term Purchase Program.

3.	GM and Avis Budget Car Rental, LLC agree to equip units of the following brands with XM Radio:

[REDACTED]

In exchange for ABG equipping and activating the above models with XM Radio, GM agrees to waive all other XM Radio spec requirements for the 2007 model year.

4.
GM agrees to provide the following total model year volume bonus payment, providing Avis Budget Car Rental, LLC meets the required total model year volume commitment, placing final model year orders for production by July 31, 2007. Avis Budget Car Rental, LLC’s vehicle production orders must be accepted in GM’s Vehicle Order Management System (VOMS) by April 16, 2007.

[REDACTED]

The total model year volume bonus will be paid on applicable volume in August of 2007, dependent on Avis Budget Car Rental, LLC’s total 2007 model year production as of July 31, 2007.

Above required volume is a combination of Daily Rental Purchase Programs (VN9, YT1) and National Rental Program (VX7) units and includes the total of purchases made by Avis Budget Car Rental, LLC as part of the total volume requirement for the specific bonus level attainment.

If Avis Budget Car Rental, LLC exceeds the highest volume bonus level as noted above, GM will maintain the $/per unit payment for each unit at or above that level. All payments of the above sums will be made in August of 2007, and handled under the terms and conditions of Paragraph 9 excluding the requirement of the electronic media transmission to RIMS.

5.	Avis Budget Car Rental, LLC agrees to the following conditions for all production after September 30, 2006:

a. Avis Budget Car Rental, LLC will attempt to place orders no more than 30% or less than 20% of a months production in any week provided GM can make such a production commitment. After two weeks of moving orders to event code 3000 for a given production period the orders will be deemed to comply with the limitation indicated above.

b. All vehicle minimum equipment requirements will be placed for production on a monthly basis.

c. Any vehicles which do not meet the minimum equipment requirements will be deducted from the Model Year Bonus.

6.
In exchange for ABG’s Agreement to purchase, promote, and service the number of 2007 models and in a vehicle mix satisfactory to GM, as described in Attachment 2. GM will provide Avis Budget Car Rental, LLC with a per unit amount detailed in Attachment 2 in addition to any incentives due under the terms and conditions of GM’s 2007 Model Year Daily Rental Purchase Program. Payment of these per unit amounts will be made upon submission of such vehicles in accordance with Paragraph 9.

7.
GM shall offer Avis Budget Car Rental, LLC a 2007MY Reclassification Program. The 2007MY reclassification payments will be based upon the attached schedule and guidelines. (See Attachment 4 and 4b). Avis Budget Car Rental, LLC must submit [REDACTED] of the total 2007 model year daily rental vehicle purchases (excluding any type of rejected turn-back vehicles) before GM will process any incentives toward a reclassification application. These vehicles must be identified by VIN through electronic media transmission to GM (C3 De-Enroll File Format). Once processed, these units will be identified in the GM’s Auction System (RIMS) as permanent auction rejects and will be ineligible for return to GM. [REDACTED]

8.
Avis Budget Car Rental, LLC shall purchase 2007 models noted in Attachment 5 under the terms and conditions of the 2007 Model Year National Fleet Purchase Program (VX7 Program - refer to Attachment 6) and in exchange GM agrees to provide a per unit amount detailed in Attachment 5 in addition to any incentives due under the terms and conditions of GM’s 2007 Model Year National Purchase Program. Payment of this per unit amount will be made upon submission of such vehicles in accordance with Paragraph 9.

9.
GM will pay to Avis Budget Car Rental, LLC a pro rata portion of the per unit amount described in Paragraphs 2, 4, 6, and 8 by the 25th day of the month following vehicle delivery and receipt of an electronic media transmission to GM’s Remarketing Information System (RIMS) by GM, provided GM receives Avis Budget Car Rental, LLC’s electronic media transmission by the last business day of the month. It is understood that payment of the sums due to ABG in paragraphs 2 and 4 are based upon achieving the minimum purchase volume requirements cited in those paragraphs and the related schedules. It is further understood that any payments received prior to attaining the indicated volume will be returnable to GM at the close of the model year should the volume not be attained by ABG. An electronic media transmission received after the last business day of the month will be paid by the 25th of the following month. This electronic media transmission must include VIN numbers on the portion of the minimum quantity of units detailed in Attachment 2 and Attachment 5, delivered in the preceding month, and not covered in previous payments. Application for this incentive must be made no later than December 31, 2007.

10.
In the event that Avis Budget Car Rental, LLC does not purchase or lease the agreed number of vehicles at the agreed mix stated in Attachment 2, save for GM’s failure to deliver, all payments made to Avis Budget Car Rental, LLC as described in Paragraphs 9 by General Motors will be reimbursed to GM on demand subject to Paragraph 13.

11.
In the event Avis Budget Car Rental, LLC chooses to cancel any order placed by Avis Budget Car Rental, LLC through GM dealers, at event code 3000, GM will assess a penalty of $500 per vehicle to be paid to GM upon demand. This penalty will be waived if the current production week has been delayed more than three weeks from the original requested production week. Further, this penalty will not apply if Avis Budget Car Rental, LLC chooses to redirect the shipment of any vehicles in event code 3000.

12.
All volume and mix requirements are subject to reasonable minor adjustments based upon mutual agreement between the parties. It is understood that these adjustments may require Avis Budget Car Rental, LLC to purchase a comparably priced mix of product.

13.	In the event that either party cannot fulfill any terms of this Agreement due to events beyond its control, such as acts of God, acts of terror, labor disputes, or severe economic downturn as defined by the Federal Government, the parties will enter negotiations with the intent of allowing both to continue business without substantial penalty.

14.
Avis Budget Car Rental, LLC agrees that in all advertising and promotional materials, developed for its Avis brand during the 2007 Model Year (September 1, 2006 through August 31, 2007), Avis advertising will feature only General Motors products where any vehicle is featured or promoted. Consequently, when Avis advertising or promotional materials feature or promote a vehicle, a General Motors product shall be featured and promoted provided GM manufactures a vehicle in the advertised segment in accordance with the custom of the Rent A Car industry with a tag line substantially similar to the following:

“We feature (Trade name GM vehicle) and other fine GM vehicles”

Refer to Attachment 7 for further guidelines relative to advertising and promotional materials. In the event GM is not represented in a given segment Avis Budget Car Rental, LLC is free to promote a non-GM vehicle in that rental segment. It is the intent of Avis Budget Car Rental, LLC to feature General Motors products at its Avis brand including Avis advertising, and promotions. This commitment will not apply to activities that are internet based. It is understood that vehicles will be moved between Rent A Car brands owned by Avis Budget Car Rental, LLC (“Avis”/”Budget)

15.	If Avis Budget Car Rental, LLC purchases an existing Avis Licensee or substantially all of the assets of an existing Avis Licensee during the 2007 model year, and such existing Avis Licensee is:

A participating Avis Licensee under the terms of the Agreement between the Avis Licensee Association and GM dated October 1, 2006 (“ALA Agreement”), GM agrees to accept an assignment to Avis Budget Car Rental, LLC of the purchase volume, mix, and monies identified in the Participation Form executed by the Participating Avis Licensee under the ALA Agreement;

Provided such agreement is signed by such existing Avis Licensee, the Avis Licensee Association, if applicable, and Avis Budget Car Rental, LLC, and is in a form acceptable to GM.

16.	If Avis Budget Car Rental, LLC purchases an existing Budget Licensee or substantially all of the assets of an existing licensee during the 2007 model year, and such existing Budget Licensee is:

A participating Budget Licensee under the terms of the Agreement between the Car Rental Licensee Association and GM for the 2007 Model Year, GM agrees to accept an assignment to Avis Budget Car Rental, LLC of the purchase volume, mix, and monies identified in the Participation Form executed by the Participating Budget Licensee under the Car Rental Licensee Association Agreement;

Provided such agreement is signed by such existing Budget Licensee, the Car Rental Licensee Association, if applicable, and Avis Budget Car Rental, LLC, and is in a form acceptable to GM.

17.
GM will provide Avis Budget Car Rental, LLC with GM’s 2007 Model Year Daily Rental Purchase Program depreciation rates as detailed in Attachments 1, 1a, 1b, and 3a on the units described in Attachment 2. GM agrees that if such depreciation rates are reduced, Avis Budget Car Rental, LLC will receive a similar reduction.

18.
Avis Budget Car Rental, LLC will provide to GM, at the beginning of each month, a schedule of anticipated purchases of 2007 model year vehicles (model year fleet plan) by division and car line, by month and model year. Avis Budget Car Rental, LLC, at a minimum, also agrees to provide to GM, by mid-month, a schedule of vehicle returns by month for the next 3 calendar months and to provide GM at the end of each month, a schedule of 2006 and 2007 model vehicle returns by month for the 2006 and 2007 calendar years. Receipt of the information described in this Paragraph is a condition of payment of the amounts discussed in this Agreement.

19.
Avis Budget Car Rental, LLC shall retain any documents or records relevant to vehicles purchased under this Agreement or any GM program and/or claims submitted for payment under this Agreement or any other GM program for two years after the close of the program. Avis Budget Car Rental, LLC agrees to permit any designated representative of GM to examine, audit, and take copies of any accounts and records Avis Budget Car Rental, LLC is to maintain under this Agreement. Avis Budget Car Rental, LLC agrees to make such accounts and records readily available at its facilities during regular business hours. GM agrees to furnish Avis Budget Car Rental, LLC with a list of any reproduced records.

20.
Part of the consideration for Avis Budget Car Rental, LLC’s entry into this Agreement is GM or its subsidiary’s continuing obligation to purchase vehicles from Avis Budget Car Rental, LLC in accordance with the terms of GM or its subsidiary’s 2006 Model Year Daily Rental Purchase Programs. Accordingly, it shall be a condition to Avis Budget Car Rental, LLC’s obligations to purchase vehicles under this 2007 Model Year Daily Rental Purchase Program Agreement at any time that GM or its subsidiary has performed its vehicle purchase obligations in all material respects with respect to eligible vehicles tendered by Avis Budget Car Rental, LLC and under the terms of GM or its subsidiary’s 2006 model year Purchase Programs.

MODEL YEAR 2008 THROUGH 2010

This letter also confirms the Agreement reached between Avis Budget Car Rental, LLC and GM regarding Avis Budget Car Rental, LLC’s purchase or lease of GM vehicles for model year 2008 through 2010. The details of this Agreement are as follows:

21.
GM shall extend the terms and conditions of GM’s 2007 Model Year Daily Rental Purchase Program (refer Attachments 1, 1A and 1B) for model year 2008. GM reserves the right to place “new” models (as defined by GM) on any of the four (4) 2007 MY purchase percentage tiers or create a new tier. Additionally, GM reserves the right to shift vehicles only to higher percentage tiers, (e.g. shift from tier 1 to tier 2, thus lowering ABG’s vehicle depreciation cost).

GM reserves the right to revise depreciation rates in Attachment 1, 1A, and 1B in the 2008 model through 2010 model year.

22.	GM shall commit to Avis Budget Car Rental, LLC the availability of a Daily Rental Vehicle Purchase Program (VN9) for model years 2008 through 2010.

23.
GM agrees that Avis Budget Car Rental, LLC may purchase or lease from GM dealers of its choice a minimum of [REDACTED] vehicles for model year [REDACTED], and [REDACTED] vehicles for model year [REDACTED]. [REDACTED]

24.
GM commits to Avis Budget Car Rental, LLC the availability of the National Fleet Purchase Program (VX7). GM and Avis Budget Car Rental, LLC agree that all volumes purchased under the VX 7 program will be combined with VN9 and YT1 volumes toward the overall volume commitment, and for model year volume bonus payments... GM further agrees to pay Avis Budget Car Rental, LLC an additional competitive incentive above the (VX7) invoice credit.

25.
GM and Avis Budget Car Rental, LLC agree that vehicle mix and production timing provided to Avis Budget Car Rental, LLC in Model Year 2008 through Model Year 2010 will be mutually satisfactory to both parties.

26.
During the term of this Agreement, provided GM can meet Avis Budget Car Rental, LLC’s Fleet Purchase requirements, Avis Budget Car Rental, LLC agrees that in all Avis brand advertising and promotional materials, which Avis Budget Car Rental, LLC undertakes for future model years, Avis will feature only General Motors products where any vehicle is featured or promoted as defined and outlined for the 2007 model year in paragraph 14. Accordingly, Avis Budget Car Rental, LLC agrees to allow such space in Avis advertising and include such tag lines as is in accordance with the custom of the trade and industry. In exchange, GM will provide Avis Budget Car Rental, LLC with a base sum of [REDACTED] for [REDACTED] in model year [REDACTED], and [REDACTED] for [REDACTED] in model year [REDACTED]. Should ABG choose to reduce purchase volume below [REDACTED], in any of the model years, as a result of rate increases addressed in paragraph 23, the base sums will be maintained on a per unit basis [REDACTED] for the lower volumes purchased. Final incentives will be negotiated for each model year. These sums are in addition to any incentives due under the terms and conditions of GM’s Model Year Daily Rental Fleet Programs, if any are available.

27.
General Motors is hereby notified that Avis Budget Car Rental, LLC” and its subsidiaries, AESOP Leasing L.P. (“AESOP Leasing”), Avis Rent A Car System, LLC. (“Avis”) and Budget Rent A Car System, Inc. (“Budget”), have engaged AESOP Exchange Corporation as a qualified intermediary (“QI”) for the purpose of facilitating a like kind exchange program under Section 1031 of the Internal Revenue Code of 1986, as amended. As such, Avis Budget Car Rental, LLC, AESOP Leasing, Avis and Budget have assigned to AESOP Exchange Corporation, acting in its capacity as QI, all of their rights, but not their obligations, in any existing manufacturer purchase agreements they may have with General Motors either for the purchase of replacement vehicles or after a qualifier term of use for the purchase of relinquished vehicles. This notification will apply to either all future purchases of replacement vehicles or the purchases of relinquished vehicles unless specifically excluded in writing.

28.
This Agreement is confidential between the Parties (Avis Budget Car Rental, LLC and GM) and is intended for the sole use of Avis Budget Car Rental, LLC and GM. This Agreement may not be disclosed to any person, other than a party’s parent, subsidiaries, AESOP Leasing, and their respective outside counsel and accountants and interested financial institutions and the SEC, except as required by legal process without the consent of the other Party. In the event of legal process, the Party served shall notify the other Party or Parties to allow them sufficient time to interpose legal objections to disclosure.

This letter represents the sole Agreement between Avis Budget Car Rental, LLC and GM and can be modified only in a writing executed by an authorized representative of each of the Parties.

On behalf of the General Motors’ Car and Truck Divisions, I would like to express my appreciation for your business and hope this Agreement will continue to strengthen our business relationship.

Please return a copy of this letter acknowledging your agreement to the above.

Very truly yours,

/s/Brian McVeigh

Brian McVeigh
General Manager
Fleet & Commercial Operations

Acknowledged and Agreed
Avis Budget Car Rental, LLC .

By: /s/ Edward Gitlitz    Date: October 5, 2006

Name: Edward Gitlitz
Title: Senior Vice President - Fleet Services, Avis Budget Car Rental, LLC

Attachment 1

GENERAL MOTORS CORPORATION
2007 MY DAILY RENTAL PURCHASE PROGRAM GUIDELINES

1.	PROGRAM NAME AND NUMBER:
2007 Model Year Daily Rental Purchase Program for Daily Rental Operators - Program No. 01-07.

2.	PROGRAM DESCRIPTION:

To provide General Motors dealers purchase information on selected 2007 model year passenger cars and light duty trucks sold and delivered by GM dealers to qualified daily rental operators and eligible for purchase by General Motors in accordance with the guidelines herein.

3.	PROGRAM ALLOWANCES:

The purchase amount shall be calculated as a percent of dealer invoice including freight. The purchase percentage varies month by month and is determined by the month the vehicle is returned to and accepted by General Motors in accordance with GM 2006CY Daily Rental Guaranteed Residual Program Process, Procedures, And Return Standards (Attachment “1C”).

-	Vehicles are assigned into one of the four tier groups. (Refer Attachment "1A" for tier composition and Attachment "1B" for respective tier monthly purchase percentage).

-	The daily purchase rate equals the change in the monthly rate divided by the number of calendar days for that month.

-
Depreciation from capitalized cost will be based on specific purchase percentages of dealer invoice, scaled by vehicle assignment into one of four tier groups. Purchase percentages vary by month of return to and acceptance by GM (out-of-service date as described in Attachment “1B”).

-	In-service date shall be five (5) days following the expiration in-transit date as shown on the factory invoice.

-	Out-of-service date shall be the date the vehicle is returned to an approved GM turn-in site provided the rental company meets all program parameters and completes the sign-off procedures.

Units in the program are ineligible for the following:

-	Vehicles are not eligible for Preferred Equipment Group (P.E.G.)/Option Group discounts.

-	The following models are not eligible: Van Conversions (including Hi-Cube and Step-Van), Full Size Cargo Vans, Hummer H1, and Saab All Models.

-	Vehicles delivered from dealer inventory are not eligible for enrollment in the 2007 Daily Rental Purchase Program.

4.	ORDER/ DELIVERY/IN-SERVICE/PRODUCTION PERIOD:

Order - beginning with announcement of the 2007 model year program and ending when dealers are notified that 2006 model year orders are no longer being accepted.

All Orders must be received under the FDR order type.

Delivery, In-Service, Production - 2007 model year.
Delivery must be reported as an 020 - Daily Rental Delivery type

IMPORTANT - Acceptance of an order on any vehicle line does not constitute a commitment to build or to build in a requested time frame.

Minimum In-Service Period - None.

Maximum In-Service Period - 24 months or July 31, 2009 (which ever occurs first).

Mileage Requirements:

-	No maximum mileage limitations.
-	Refer to Attachment “1B” for excess mileage penalties.

All units to be purchased by General Motors Corporation under this program must be returned and accepted by July 31, 2009. Non-returned vehicles must remain in service a minimum of six (6) months (180 days) from in-service date as noted on page 1 of these program guidelines. GM reserves the right to audit the rental company to ensure compliance with the minimum six (6) month in-service requirement. Frame, fire and/or water damaged vehicles which are ineligible for purchase have no minimum in-service period. Documentation on these vehicles must be retained on file for audit purposes.

5.	ELIGIBLE MODELS/REQUIRED OPTIONS AND/OR ORDER TYPES:

All new and unused 2007 General Motors models, specified on Attachment "1A", with required minimum factory installed equipment levels specified (see “2007 MY Minimum Equipment File” Attachment “1D”) and processing options ordered for qualified daily rental operators for use as daily rental vehicles and delivered by GM dealers. (Refer to 10A).

All qualified fleet orders for eligible models received from dealers must contain a valid Fleet Order Type - FDR.

Ordering Instructions: All purchase orders must contain fleet processing option VN9 and your customer UPC processing code. Vehicles must be ordered with minimum option requirements specified (see “2007 MY Minimum Equipment File” Attachment “1D”).

Dealer must take full responsibility for including the proper processing option on all orders. Should errors occur in the ordering of vehicles, resulting in diversions or reinvoicing, the dealer may be charged an administrative fee.

All qualified fleet orders for eligible models received from the dealer must contain the Fleet Account Number (FAN) of record and account name.

The ordering entity is responsible for checking dealer order acknowledgements to verify accuracy of order submitted.

Dealer orders currently on hand or in the system that qualify under this program, unless they do not contain the appropriate processing options, can be amended or canceled and reordered if they have not been released to production. This is the ordering dealer's responsibility.

Fleet orders submitted with Fleet Processing Option VN9 and incompatible retail incentive options will be rejected with an error message.

Colors Not Eligible for Purchase - Refer Mandatory Optional Equipment.

Required Options - Processing Option VN9 and your customer assigned UPC processing code must be ordered by the dealer on purchase vehicles to be enrolled in the 2007 Model Year Daily Rental Purchase Program. Processing Option VN9 will provide a net invoice - less holdback.

6.	COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS:

Vehicles enrolled in the 2007 Model Year Daily Rental Purchase Program are not eligible for any other fleet/retail program, including, but not limited to, the Dealer Fleet Ordering Assistance Program (VQ), and any General Motors Dealer Rent A Car program.

7.	METHOD OF APPLICATION: Not Applicable.

8.	METHOD OF PAYMENT:

Check to title holder or financial institution upon receipt and clearance of proper paperwork at an approved GM turn-in site and General Motors Corporation.

Purchase payment is made in the form of a check to the title holder or financial institution at the address shown on the title, or address information received in the form of a RAVE record, unless prior arrangements are made.

The Payment Modification System (PMS) provides an effective method to redirect purchase checks to lending institutions as co-payee with the titled owner.

If a lender and a daily rental operator desire co-payee/redirection, please direct requests for additional information in writing to:

ACS 1225 W. Washington Suite 300 Tempe, Az. 85281-1210	Valita.Neighbors@ACS-inc.com Ph# 602-797-5289 Fax 602-797-6551

9.	FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF ALL APPLICABLE REJECTS: Not Applicable

10.	OTHER PROGRAM GUIDELINES:

A.	This is the General Motors guideline regarding the definition of a "rental" vehicle:

"The bona fide rental of a vehicle involving use and payment by a customer on an hourly, daily, weekly, or monthly basis. Usage of any such vehicle(s) by a customer for a period of four (4) consecutive months or longer shall be deemed to constitute leasing and not rental and will make the vehicle ineligible for purchase."

In the event a vehicle enrolled in the Daily Rental Purchase Program is found to be on-rent (lease) to a customer in excess of the above guideline, or if the customer consecutively rents multiple enrolled vehicles for an aggregate term of four (4) or more months, all vehicles involved in such transactions will not be considered rental and will be ineligible for purchase. If necessary, General Motors will audit the rental company to ensure compliance with this guideline.

B.
All General Motors general guidelines and definition of terms relative to incentive programs (refer to General Motors Dealer Sales Allowance and Incentive Manual Articles 2 and 3) that were supplied to your dealership apply to this program.

C.
All eligible units must be delivered to the ultimate customer through a General Motors dealership or a qualified drop-ship location. Purchases or deliveries made through any other entity or individual are ineligible for payment.

D.	All deliveries to customers with a valid Fleet Account Number (FAN) must be reported as 020 Daily Rental fleet delivery regardless of order type.

E.	Failure to comply with these guidelines may result in the dealer being disqualified for future participation in fleet programs and terminations of dealer sales and service agreement(s).

F.	Orders not produced during the 2007 model production period will be canceled. There are no provisions for dealers and/or rental customers to receive any allowance for canceled orders.

G.	Capitalized cost shall be calculated at dealer cost of base vehicle and optional equipment, plus freight, less Hawaii excise tax and tire weight tax, if applicable.

H.
General Motors reserves the right to cancel, amend, revise, or revoke any program at any time based on its sole business judgements. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.

Attachment 1A

2007 Model Year - Daily Rental Fleet Program
Tier Repurchase Program

Tier 1	Tier 2	Tier 3	Tier 4

Aveo	Impala	Lucerne	DTS
Cobalt	Monte Carlo	Canyon	STS
HHR	Silverado	Colorado	SRX
Vibe	Sierra	Suburban
Solstice	Rendevous	Yukon XL
Sky	Express	Tahoe
Aura	Savana	Yukon
G5	SSR	Escalade
G6	H3	H2
Malibu	Uplander	Acadia
Grand Prix	Trailblazer	Outlook
LaCrosse	Terraza	CTS
GTO	Relay
Ion	Envoy

Attachment 1B

VOLUME/INCENTIVE DETAIL
ATTACHMENT 2

VN9                         Attachment 2
BRANDS		$ P/U		EXTENDED INCENTIVE
AVEO	$	[REDACTED]	$	[REDACTED]
COBALT	$		$
HHR	$		$
VIBE	$		$
ION	$		$
G5	$		$
G6 NON-CONVERTIBLE	$		$
G6 CONVERTIBLE	$		$
OPEN	$		$
OPEN	$		$
TOTAL SM / COMPACT	$	[REDACTED]	$	[REDACTED]
MALIBU	$	[REDACTED]	$	[REDACTED]
MALIBU MAXX	$		$
AURA	$		$
LACROSSE	$		$
GRAND PRIX	$		$
MONTE CARLO	$		$
IMPALA	$		$
GTO	$		$
OPEN	$		$
TOTAL MIDSIZE	$	[REDACTED]	$	[REDACTED]
LUCERNE	$	[REDACTED]	$	[REDACTED]
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
TOTAL FULLSIZE	$	[REDACTED]	$	[REDACTED]
DTS	$	[REDACTED]	$	[REDACTED]
STS	$		$
CTS	$		$
XLR	$		$
SAAB 9-2X	$		$
SAAB 9-7X	$		$
SAAB 9-3	$		$
SAAB 9-5	$		$
OPEN	$		$
TOTAL LUXURY	$	[REDACTED]	$	[REDACTED]
EQUINOX	$	[REDACTED]	$	[REDACTED]
VUE	$		$
H2	$		$
H3	$		$
TRAILBLAZER	$		$
RAINIER	$		$
SSR	$		$
ENVOY	$		$
SRX	$		$
TAHOE	$		$
ESCALADE	$		$
YUKON	$		$
SUBURBAN	$		$
YUKON XL	$		$
OPEN	$		$
OPEN	$		$
TOTAL UTILITY	$	[REDACTED]	$	[REDACTED]
SIERRA 900	$	[REDACTED]	$	[REDACTED]
SILVERADO 900	$		$
CANYON	$		$
SILVERADO 800 (CLASSIC)	$		$
COLORADO	$		$
AVALANCHE	$		$
SIERRA 800 (CLASSIC)	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
TOTAL PICKUP	$	[REDACTED]	$	[REDACTED]
SOLSTICE	$	[REDACTED]	$	[REDACTED]
SKY	$		$
CORVETTE	$		$
TOTAL SPORT	$	[REDACTED]	$	[REDACTED]
RENDEZVOUS	$	[REDACTED]	$	[REDACTED]
TORRENT	$		$
ACADIA	$		$
OUTLOOK	$		$
OPEN	$		$
OPEN	$		$
TOTAL CROSS OVER	$	[REDACTED]	$	[REDACTED]
UPLANDER	$	[REDACTED]	$	[REDACTED]
EXPRESS	$		$
EXPRESS CARGO	$		$
TERRAZA	$		$
SAVANA	$		$
RELAY	$		$
TOTAL VAN	$	[REDACTED]	$	[REDACTED]

GRAND TOTAL	$	[REDACTED]	$	[REDACTED]

VOLUME/INCENTIVE DETAIL
ATTACHMENT 2
VN9        AVIS BUDGET - 0300
BRANDS	Initial Contract	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	RECON	TOTAL REVISION	REVISED CONTRACT	REVISED VS INITIAL
AVEO	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
COBALT		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
HHR		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
VIBE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
ION		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
G5		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
G6 NON-CONVERTIBLE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
G6 CONVERTIBLE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL SM / COMPACT	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
MALIBU	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
MALIBU MAXX		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
AURA		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
LACROSSE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
GRAND PRIX		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
MONTE CARLO		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
IMPALA		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
GTO		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL MIDSIZE	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
LUCERNE	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL FULLSIZE	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
DTS	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
STS		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
CTS		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
XLR		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SAAB 9-2X		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SAAB 9-7X		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SAAB 9-3		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SAAB 9-5		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL LUXURY	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
EQUINOX	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
VUE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
H2		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
H3		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TRAILBLAZER		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
RAINIER		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SSR		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
ENVOY		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SRX		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TAHOE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
ESCALADE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
YUKON		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SUBURBAN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
YUKON XL		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL UTILITY	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
SIERRA 900	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
SILVERADO 900		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
CANYON		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SILVERADO 800 (CLASSIC)		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
COLORADO		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
AVALANCHE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SIERRA 800 (CLASSIC)		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL PICKUP	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
SOLSTICE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SKY		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
CORVETTE		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL SPORT	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
RENDEZVOUS	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
TORRENT		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
ACADIA		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OUTLOOK		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL CROSS OVER	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
UPLANDER	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-
EXPRESS		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
EXPRESS CARGO		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TERRAZA		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
SAVANA		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
RELAY		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
TOTAL VAN	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-

		-	-	-	-	-	-	-	-	-	-	-	-	-	-		-
GRAND TOTAL	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-

__________________________________________	Date:___________________________	__________________________________________
Acknowledged and Agreed		General Motors Approved

Attachment 3

GENERAL MOTORS CORPORATION
2007 MY SHORT-TERM YT1- DAILY RENTAL PURCHASE PROGRAM GUIDELINES

1.	PROGRAM NAME AND NUMBER:

2007 Model Year Daily Rental Purchase Program for Daily Rental Operators - Program No. 01-07S.

2.	PROGRAM DESCRIPTION:

To provide General Motors dealers certain purchase information on selected 2007 model year passenger cars and light duty trucks sold and delivered by GM dealers to qualified daily rental operators and eligible for purchase by General Motors in accordance with the guidelines herein.

This program contains the following attachments:
Attachment 3A:  Vehicle Depreciation Rates
Attachment 3B:  Required Minimum Equipment Levels
Attachment 3C:  GM 2006CY Daily Rental Guaranteed Residual Program Process, Procedures, And Return Standards

3.	PROGRAM ALLOWANCES:

The purchase amount shall be calculated beginning with dealer invoice including freight. Deducted from Dealer Invoice will be depreciation factored on the monthly depreciation rate times 12 months and divided by 365 days in the year multiplied by the number of days in service determined by the day the vehicle is returned to and accepted by General Motors in accordance with GM Turnback Standards & Procedures (Attachment3C).

-
Return purchase amount will be net of calculated depreciation and applicable damage including MET items and/or mileage penalties as well as any other applicable administration fees as noted in the GM Turnback Standards & Procedures (Attachment 3C).

-	In-service date shall be five (5) days following the expiration in-transit date as shown on the factory invoice.

-	Out-of-service date shall be the date the vehicle is returned to an approved GM turn-in site provided the rental fleet customer meets all program parameters and completes the sign-off procedures.

Vehicles are not eligible for Preferred Equipment Group (P.E.G.)/Option Group discounts.

The following models are not eligible: Van Conversions (including Hi-Cube and Step-Van), Full Size Cargo Vans, Hummer H1, and Saab All Models.

Vehicles delivered from dealer inventory are not eligible for enrollment in the 2007 Daily Rental Purchase Program.

4.	ORDER/ DELIVERY/IN-SERVICE/PRODUCTION PERIOD:

Order - beginning with announcement of the 2007 model year program and ending when dealers are notified that 2005 model year orders are no longer being accepted.

Fleet Order Type     FDR
Mandatory Ordering Options    VN9, YT(x)
Customer Assigned UPC
Minimum Equipment   See Attachment 3B

Delivery
All eligible units must be delivered to the ultimate customer through a General Motors dealership or a qualified drop-ship location. Purchases or deliveries made through any other entity or individual are ineligible for payment.

All deliveries to customers with a valid Fleet Account Number (FAN) must be reported as fleet deliveries regardless of order type.

Required Fleet Delivery Type   020 - Daily Rental

IMPORTANT - Acceptance of an order on any vehicle line does not constitute a commitment to build or to build in a requested time frame.

In-Service Requirements
Minimum In-Service Period - 5 months

Maximum In-Service Period - 12 months

Mileage Requirements:
-	0-150 days in Service - 19,000 Free Miles
-	151-365 days in Service - 24,000 Free Miles
-	Mileage Penalty: $0.35/excess mile

All units to be purchased by General Motors Corporation under this program must be returned and accepted by July 31, 2008. Non-returned vehicles must remain in service a minimum of six (6) months (180 days) from in-service date as noted on page 1 of these program guidelines. GM reserves the right to audit the rental company to ensure compliance with the minimum six (6) month in-service requirement. Frame, fire and/or water damaged vehicles which are ineligible for purchase have no minimum in-service period. Documentation on these vehicles must be retained on file for audit purposes.

5.	ELIGIBLE MODELS/REQUIRED OPTIONS AND/OR ORDER TYPES:

All new and unused 2007 General Motors models, specified on Attachment 3A, with required minimum factory installed equipment levels specified on Attachment 3B and processing options ordered for qualified daily rental operators for use as daily rental vehicles and delivered by GM dealers. (Refer to 10A).

All qualified fleet orders for eligible models received from dealers must contain a valid Fleet Order Type.

Ordering Instructions: All purchase orders must contain fleet processing option VN9, YT1 and your customer UPC processing code. Vehicles must be ordered with minimum option requirements specified on Attachment 3B.

Dealer must take full responsibility for including the proper processing option on all orders. Should errors occur in the ordering of vehicles, resulting in diversions or re-invoicing, the dealer may be charged an administrative fee.

All qualified fleet orders for eligible models received from the dealer must contain the Fleet Account Number (FAN) of record and account name.

The ordering entity is responsible for checking dealer order acknowledgements to verify accuracy of order submitted. Dealer orders currently on hand or in the system that qualify under this program, unless they do not contain the appropriate processing options, can be amended or canceled and reordered if they have not been released to production. This is the ordering dealer's responsibility.

Fleet orders submitted with Fleet Processing Option VN9 and incompatible retail incentive options will be rejected with an error message.

Colors Not Eligible for Purchase - Refer Mandatory Optional Equipment.

Required Options - Processing Option VN9, YT(x) and your customer assigned UPC processing code must be ordered by the dealer on purchase vehicles to be enrolled in the 2007 Model Year Daily Rental Purchase Program. Processing Option VN9 will provide a net invoice - less holdback.

6.	COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS:

Vehicles enrolled in the 2007 Model Year Daily Rental Purchase Program are not eligible for any other fleet/retail program, including, but not limited to, the Dealer Fleet Ordering Assistance Program (VQ), and any General Motors Dealer Rent A Car program.

7.	METHOD OF APPLICATION: Not Applicable.

8.	METHOD OF PAYMENT:

Check to title holder or financial institution upon receipt and clearance of proper paperwork at an approved GM turn-in site and General Motors Corporation.

Purchase payment is made in the form of a check to the title holder or financial institution at the address shown on the title, or address information received in the form of a RAVE record, unless prior arrangements are made.

The Payment Modification System (PMS) provides an effective method to redirect purchase checks to lending institutions as co-payee with the titled owner.

If a lender and a daily rental operator desire co-payee/redirection, please direct requests for additional information in writing to:

ACS 1225 W. Washington Suite 300 Tempe, Az. 85281-1210	Valita.Neighbors@ACS-inc.com Ph# 602-797-5289 Fax 602-797-6551

9.	FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF ALL APPLICABLE REJECTS: Not Applicable

10.	OTHER PROGRAM GUIDELINES:

A.	This is the General Motors guideline regarding the definition of a "rental" vehicle:

"The bona fide rental of a vehicle involving use and payment by a customer on an hourly, daily, weekly, or monthly basis. Usage of any such vehicle(s) by a customer for a period of four (4) consecutive months or longer shall be deemed to constitute leasing and not rental and will make the vehicle ineligible for purchase."

In the event a vehicle enrolled in the Daily Rental Purchase Program is found to be on-rent (lease) to a customer in excess of the above guideline, or if the customer consecutively rents multiple enrolled vehicles for an aggregate term of four (4) or more months, all vehicles involved in such transactions will not be considered rental and will be ineligible for purchase. If necessary, General Motors will audit the rental company to ensure compliance with this guideline.

B.
All General Motors general guidelines and definition of terms relative to incentive programs (refer to General Motors Dealer Sales Allowance and Incentive Manual Articles 2 and 3) that were supplied to your dealership apply to this program.

C.
All eligible units must be delivered to the ultimate customer through a General Motors dealership or a qualified drop-ship location. Purchases or deliveries made through any other entity or individual are ineligible for payment.

D.	All deliveries to customers with a valid Fleet Account Number (FAN) must be reported as fleet deliveries regardless of order type.

E.	Failure to comply with these guidelines may result in the dealer being disqualified for future participation in fleet programs and terminations of dealer sales and service agreement(s).

F.	Orders not produced during the 2007 model production period will be canceled. There are no provisions for dealers and/or rental customers to receive any allowance for canceled orders.

G.	Capitalized cost shall be calculated at dealer cost of base vehicle and optional equipment, plus freight, less Hawaii excise tax and tire weight tax, if applicable.

H.
General Motors reserves the right to cancel, amend, revise, or revoke any program at any time based on its sole business judgements. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.

Attachment 3 A

Attachment 3A

YT1 Parameters and Rates

2007 Model Year Program

Vehicle Segment	*Depreciation*	*Depreciation*	*Comments*
	$/month	$/month	
Brand	1st Cycle 2007MY	2nd Cycle 2007MY	Holding Period
Small:			5 month min - 12 month maximum
Aveo	[REDACTED]		
HHR			Damage Allowance - $400
Cobalt			
Solstice			
Sky			
Vibe			
Ion			0-150 days in Service
G5			
			19,000 Free Miles
Compact:			
			151-365 days in Service
G6	[REDACTED]		24,000 Free Miles
G6 Convertible			
Malibu			
Mid Size:			$0.35/mile mileage penalty
Monte Carlo	[REDACTED]		In-Service Date (Expiration In Transit + 5 Days):
Impala			First Cycle - Up To January 15, 2007
Grand Prix			Second Cycle - January 16, 2007 and Beyond
LaCrosse			
Aura			
GTO			
Large:			
Lucerne	[REDACTED]		
Luxury:			
DTS			
STS			
CTS			
Corvette			
XLR			
SRX			
Lt-Duty Truck:			
Uplander	[REDACTED]		
Terraza			
Relay			
Colorado			
Canyon			
VUE			
Equinox			
Torrent			
Acadia			
Outlook			
Trail Blazer			
Rainier			
Envoy			
Rendezvous			
Hummer H3			
Hummer H2			
Express Van			
Savana Van			
Silverado/Avalanche			
Sierra			
Tahoe			
Yukon			
Suburban			
Yukon XL			
SSR			
Escalade

Attachment 4

General Motors Corporation
2007 Model Year
Repurchase-Rental Reclassification Program

A.	Program Guidelines:
Vehicles eligible for the repurchase-rental reclassification program must have an average of [REDACTED] miles prior to resale in the used car market. It is the rental account’s responsibility to maintain on file verification of vehicle mileage at the time the vehicle is sold in the used car market. GM reserves the right to audit the rental company to insure compliance with this guideline.

Rental customers must submit [REDACTED] of the rental customer’s total GM 2007 model year daily rental vehicle purchases (excluding any rejected turnback units), before GM will process a reclassification application. These vehicles must be identified by VIN through electronic media transmission to GM - (C3 De-Enroll File Format.) Once processed, these units will be identified in the GM’s auction system (RIMS) as permanent auction rejects and will be ineligible for return to GM.

Permanently rejected auction vehicles are also considered ineligible for reclassification incentive allowances. No exceptions will be made for reasons of frame, fire or flood damage for the 2007 model year reclassification program.

Vehicles previously turned-in and accepted by a GM-Sponsored Auction location are not eligible for reclassification.

Vehicles selected for reclassification by the rental customer, which are not deemed “permanent rejects” must have been used exclusively in daily rental business, and must comply with the terms and conditions outlined in GM's National Fleet Purchase Program for the appropriate 2006 model year.

B.	Application Requirements:
Application for payment will be accepted on a quarterly basis.

Reclassification applications must be submitted to RIMS using an FTP service i.e. FileDrive in the DE_ENROLL file format.

C.	Final date of submission for payment for the 2007 Model Year:

June 30, 2009.

D.	General Policy Guidelines:

Rental customer agrees to retain any documents or records relevant to vehicles purchased under this program and/or claims submitted for payment under this program for two years after the close of this program. Rental customer agrees to permit any designated representative of GM to examine audit and take copies of any accounts and records the rental customer is to maintain under this program. The rental customer agrees to make such accounts readily available at its facilities during regular business hours. GM agrees to furnish the rental customer with a list of any reproduced records.

GM reserves the right to cancel, amend, revise or revoke any program at any time based on its sole business judgements. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.

Attachment 4 B

Reclass Funds
AVIS BUDGET
Vehicle Line Mix:	$/Unit

Aveo	[REDACTED]
HHR
Cobalt
Vibe
Saturn ION
G5

G6	[REDACTED]
Malibu
Impala
Aura
Monte Carlo
Grand Prix
LaCrosse
GTO

Lucerene	[REDACTED]

DTS	[REDACTED]
STS
CTS

Uplander	[REDACTED]
Terraza
Relay

TrailBlazer	[REDACTED]
Envoy
Rainer
H2
H3
SSR
SRX
Canyon
Colorado
Saturn VUE
Express
Savana
Silverado
Sierra
Silverado 900
Sierra 900
Tahoe
Yukon
Suburban
Yukon XL
Escalade
Rendezvous
Torrent
Equinox	[REDACTED]

VOLUME/INCENTIVE DETAIL
Attachment 5

VX7                                    ATTACHMENT 5
BRANDS		$ P/U		EXTENDED INCENTIVE
AVEO	$	[REDACTED]	$	[REDACTED]
COBALT	$		$
HHR	$		$
VIBE	$		$
ION	$		$
G5	$		$
G6 NON-CONVERTIBLE	$		$
G6 CONVERTIBLE	$		$
OPEN	$		$
OPEN	$		$
TOTAL SM / COMPACT	$	[REDACTED]	$	[REDACTED]
MALIBU	$	[REDACTED]	$	[REDACTED]
MALIBU MAXX	$		$
AURA	$		$
LACROSSE	$		$
GRAND PRIX	$		$
MONTE CARLO	$		$
IMPALA	$		$
GTO	$		$
OPEN	$		$
TOTAL MIDSIZE	$	[REDACTED]	$	[REDACTED]
LUCERNE	$	[REDACTED]	$	[REDACTED]
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
TOTAL FULLSIZE	$	[REDACTED]	$	[REDACTED]
DTS	$	[REDACTED]	$	[REDACTED]
STS	$		$
CTS	$		$
XLR	$		$
SAAB 9-2X	$		$
SAAB 9-7X	$		$
SAAB 9-3	$		$
SAAB 9-5	$		$
OPEN	$		$
TOTAL LUXURY	$	[REDACTED]	$	[REDACTED]
EQUINOX	$	[REDACTED]	$	[REDACTED]
VUE	$		$
H2	$		$
H3	$		$
TRAILBLAZER	$		$
RAINIER	$		$
SSR	$		$
ENVOY	$		$
SRX	$		$
TAHOE	$		$
ESCALADE	$		$
YUKON	$		$
SUBURBAN	$		$
YUKON XL	$		$
OPEN	$		$
OPEN	$		$
TOTAL UTILITY	$	[REDACTED]	$	[REDACTED]
SIERRA 900	$	[REDACTED]	$	[REDACTED]
SILVERADO 900	$		$
CANYON	$		$
SILVERADO 800 (CLASSIC)	$		$
COLORADO	$		$
AVALANCHE	$		$
SIERRA 800 (CLASSIC)	$		$
OPEN	$		$
OPEN	$		$
OPEN	$		$
TOTAL PICKUP	$	[REDACTED]	$	[REDACTED]
SOLSTICE	$	[REDACTED]	$	[REDACTED]
SKY	$		$
CORVETTE	$		$
TOTAL SPORT	$	[REDACTED]	$	[REDACTED]
RENDEZVOUS	$	[REDACTED]	$	[REDACTED]
TORRENT	$		$
ACADIA	$		$
OUTLOOK	$		$
OPEN	$		$
OPEN	$		$
TOTAL CROSS OVER	$	[REDACTED]	$	[REDACTED]
UPLANDER	$	[REDACTED]	$	[REDACTED]
EXPRESS	$		$
EXPRESS CARGO	$		$
TERRAZA	$		$
SAVANA	$		$
RELAY	$		$
TOTAL VAN	$	[REDACTED]	$	[REDACTED]

GRAND TOTAL	$	[REDACTED]	$	[REDACTED]

VOLUME/INCENTIVE DETAIL
Attachment 5

VX7            AVIS BUDGET - 0300
BRANDS	INITIAL CONTRACT	Jul- 06	Aug-06	Sep- 06	Oct- 06	Nov 06	Dec- 06	Jan- 07	Feb- 07	Mar- 07	Apr- 07	May- 07	Jun-07	RECON	TOTAL REVISION	REVISED CONTRACT	REVISED VS INITIAL
AVEO	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
COBALT		-	-	-	-	-	-	-	-	-	-	-	-	-	-
HHR		-	-	-	-	-	-	-	-	-	-	-	-	-	-
VIBE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
ION		-	-	-	-	-	-	-	-	-	-	-	-	-	-
G5		-	-	-	-	-	-	-	-	-	-	-	-	-	-
G6 NON-CONVERTIBLE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
G6 CONVERTIBLE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL SM / COMPACT		-	-	-	-	-	-	-	-	-	-	-	-	-	-
MALIBU	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
MALIBU MAXX		-	-	-	-	-	-	-	-	-	-	-	-	-	-
AURA		-	-	-	-		-	-	-	-	-	-	-	-	-
LACROSSE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
GRAND PRIX		-	-	-	-	-	-	-	-	-	-	-	-	-	-
MONTE CARLO		-	-	-	-	-	-	-	-	-	-	-	-	-	-
IMPALA		-	-	-	-	-	-	-	-	-	-	-	-	-	-
GTO		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL MIDSIZE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
LUCERNE	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL FULLSIZE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
DTS	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
STS		-	-	-	-	-	-	-	-	-	-	-	-	-	-
CTS		-	-	-	-	-	-	-	-	-	-	-	-	-	-
XLR		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SAAB 9-2X		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SAAB 9-7X		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SAAB 9-3		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SAAB 9-5		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL LUXURY		-	-	-	-	-	-	-	-	-	-	-	-	-	-
EQUINOX	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
VUE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
H2		-	-	-	-	-	-	-	-	-	-	-	-	-	-
H3		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TRAILBLAZER		-	-	-	-	-	-	-	-	-	-	-	-	-	-
RAINIER		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SSR		-	-	-	-	-	-	-	-	-	-	-	-	-	-
ENVOY		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SRX		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TAHOE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
ESCALADE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
YUKON		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SUBURBAN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
YUKON XL		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL UTILITY		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SIERRA 900	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
SILVERADO 900		-	-	-	-	-	-	-	-	-	-	-	-	-	-
CANYON		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SILVERADO 800 (CLASSIC)		-	-	-	-	-	-	-	-	-	-	-	-	-	-
COLORADO		-	-	-	-	-	-	-	-	-	-	-	-	-	-
AVALANCHE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SIERRA 800 (CLASSIC)		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL PICKUP		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SOLSTICE	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
SKY		-	-	-	-	-	-	-	-	-	-	-	-	-	-
CORVETTE		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL SPORT		-	-	-	-	-	-	-	-	-	-	-	-	-	-
RENDEZVOUS	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
TORRENT		-	-	-	-	-	-	-	-	-	-	-	-	-	-
ACADIA		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OUTLOOK		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
OPEN		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL CROSS OVER		-	-	-	-	-	-	-	-	-	-	-	-	-	-
UPLANDER	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]
EXPRESS		-	-	-	-	-	-	-	-	-	-	-	-	-	-
EXPRESS CARGO		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TERRAZA		-	-	-	-	-	-	-	-	-	-	-	-	-	-
SAVANA		-	-	-	-	-	-	-	-	-	-	-	-	-	-
RELAY		-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL VAN	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]

GRAND TOTAL	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]

__________________________________________					Date:___________________________									__________________________________________
Acknowledged and Agreed														General Motors Approved

VOLUME/INCENTIVE DETAIL
Attachment 5

VX7            AVIS BUDGET - 0300
BRANDS	INITIAL CONTRACT	Jul- 06	Aug- 06	Sep- 06	Oct- 06	Nov- 06	Dec- 06	Jan- 07	Feb- 07	Mar-07	Apr-07	May-07	Jun-07	RECON	TOTAL REVISION	REVISED CONTRACT	REVISED VS INITIAL		$ P/U		EXTENDED INCENTIVE
AVEO	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-	$		$
COBALT	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
HHR	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
VIBE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
ION	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
G5	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
G6 NON-CONVERTIBLE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
G6 CONVERTIBLE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL SM / COMPACT	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-	$		$
MALIBU	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
MALIBU MAXX	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
AURA	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-	-	$		$
LACROSSE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
GRAND PRIX	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
MONTE CARLO	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
IMPALA	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
GTO	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL MIDSIZE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
LUCERNE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL FULLSIZE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
DTS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
CTS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
XLR	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SAAB 9-2X	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SAAB 9-7X	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SAAB 9-3	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SAAB 9-5	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL LUXURY	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
EQUINOX	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
VUE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
H2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
H3	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TRAILBLAZER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
RAINIER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SSR	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
ENVOY	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SRX	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TAHOE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
ESCALADE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
YUKON	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SUBURBAN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
YUKON XL	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL UTILITY	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SIERRA 900	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SILVERADO 900	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
CANYON	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SILVERADO 800 (CLASSIC)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
COLORADO	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
AVALANCHE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SIERRA 800 (CLASSIC)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL PICKUP	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SOLSTICE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SKY	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-	$		$
CORVETTE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL SPORT	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-	$		$
RENDEZVOUS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TORRENT	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
ACADIA	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OUTLOOK	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
OPEN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL CROSS OVER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
UPLANDER	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
EXPRESS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
EXPRESS CARGO	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TERRAZA	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
SAVANA	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
RELAY	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
TOTAL VAN	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$		$
																		$		$
GRAND TOTAL	[REDACTED]	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[REDACTED]	-	$		$

__________________________________________					Date:___________________________									__________________________________________
Acknowledged and Agreed														General Motors Approved

Attachment 6
GENERAL MOTORS CORPORATION
2007 MY NATIONAL FLEET RISK PURCHASE PROGRAM (VX7)

1. PROGRAM NUMBER/PROGRAM NAME/TEMPLATE TYPE:
 ------------------------------------------
PROGRAM NUMBER: 07-01
PROGRAM NAME: 2007 MY NATIONAL FLEET PURCHASE PROGRAM (VX7)

TEMPLATE TYPE: N/A (THIS MESSAGE CONTAINS ALL GUIDELINES)

2. PROGRAM DESCRIPTION:
--------------------
 THIS PROGRAM MAKES AVAILABLE TO GENERAL MOTORS DEALERS AND
QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMERS, ALLOWANCES ON
SELECT 2007 MODEL YEAR GENERAL MOTORS VEHICLES SOLD AND DELIVERED TO QUALIFIED LONG-TERM DAILY RENTAL CUSTOMERS/USERS.

A QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMER/USER IS DEFINED AS ANY COMPANY THAT PURCHASES AND REGISTERS OR LEASES FIVE (5) OR MORE NEW CARS AND/OR TRUCKS FOR USE IN ITS OPERATIONS DURING THE CURRENT OR PRECEDING MODEL OR CALENDAR YEAR OR PRECEDING TWELVE (12)MONTH PERIOD OR THAT OWNS OR LEASES FIFTEEN (15) OR MORE CARS AND/OR TRUCKS FOR USE IN ITS OPERATIONS.

A QUALIFIED LONG-TERM DAILY RENTAL FLEET CUSTOMER/USER MUST HAVE A GENERAL MOTORS FLEET ACCOUNT NUMBER (GM FAN) TO BE ELIGIBLE FOR ANY GENERAL MOTORS FLEET INCENTIVE.

THE QUALIFIED LONG-TERM DAILY RENTAL FLEET USER MUST BE THE CUSTOMER WHO PURCHASES THE VEHICLE DIRECTLY FROM THE GENERAL MOTORS DEALER AND WHO MEETS THE 6 MONTH IN-SERVICE REQUIREMENT.

3. PROGRAM START DATE/PROGRAM END DATE/IN SERVICE PERIOD:
-----------------------------------------------------
PROGRAM START DATE: OPENING OF 2007 MY ORDERING SYSTEM

PROGRAM END DATES:
WHEN DEALERS ARE NOTIFIED THAT 2007 MODEL YEAR FLEET ORDERS ARE NO LONGER BEING ACCEPTED BY GENERAL MOTORS.

IN-SERVICE PERIOD: MINIMUM SIX (6) MONTHS. IF, HOWEVER, A
VEHICLE HAS BEEN DAMAGED BEYOND REPAIR, I.E., FIRE, FRAME, OR
WATER DAMAGE, ETC., AND DOCUMENTATION IS AVAILABLE TO SUPPORT
THE CONDITION, THIS PROVISION WILL BE WAIVED.

4. ELIGIBLE MODELS/ALLOWANCES /REQUIRED OPTIONS/ORDER CRITERIA/
OTHER REQUIREMENTS/CHARGEBACK CRITERIA:
--------------------------------------------------------------
ELIGIBLE MODELS/ALLOWANCES:

- ORDERED UNITS -  UNITS ORDERED WITH OPTION VX7 RECEIVE ORDER
DATE PRICE PROTECTION (PRP) AND AN INVOICE CREDIT OF $ PER UNIT LISTED BELOW.

      $ PER UNIT
ALL GM MODELS (INCLUDING SATURN) $0.00
ALL SAAB MODELS & HUMMER 1 ARE EXCLUDED FROM THIS PROGRAM

 ANY GM MODEL NOT SPECIFICALLY LISTED ABOVE IS NOT ELIGIBLE FOR THIS INCENTIVE (VX7)

ORDER CRITERIA:
- ORDERED UNITS - OPTION VX7
- ORDER TYPE:
FDR FLEET DAILY RENTAL

- VEHICLES PURCHASED UNDER THE 2007 MODEL YEAR NATIONAL FLEET PURCHASE PROGRAM MUST BE ORDERED WITH VX7 AND APPROPRIATE CUSTOMER IDENTIFIER AS STATED IN THE CONTRACTUAL AGREEMENT AND WILL NOT BE ELIGIBLE FOR RETAIL SALE INCENTIVES.

- VEHICLES ORDERED UNDER THE NON-REPURCHASE - LONG-TERM DAILY RENTAL PROGRAM (VX7) ARE NOT ELIGIBLE FOR THE RETAIL ALTERNATIVE PROGRAM.

- THE NATIONAL FLEET PURCHASE PROGRAM FOR NON-REPURCHASE LONG-TERM DAILY RENTAL CUSTOMERS INCENTIVE AMOUNTS ARE AVAILABLE EXCLUSIVELY TO THE ULTIMATE DAILY RENTAL FLEET CUSTOMER.

CHARGEBACK CRITERIA: ALL MONEYS PAID THAT DO NOT MEET THE
PROGRAM REQUIREMENTS WILL BE CHARGED BACK.

GENERAL MOTORS RESERVES THE RIGHT TO AUDIT DEALER RECORDS
AND DISQUALIFY ANY SALES ALLOWANCE IN THE EVENT SUCH SALES
DO NOT MEET THE PROGRAM GUIDELINES. ALL MONEYS IMPROPERLY
PAID WILL BE CHARGED BACK TO THE DEALER.

5. METHOD OF APPLICATION/FINAL DATE FOR SUBMISSION OF
APPLICATION & RESOLUTION OF REJECTS:
---------------------------------------------------------------
METHOD OF APPLICATION:
- ORDERED UNITS - ORDER OPTION VX7

FINAL DATE FOR SUBMISSION OF APPLICATION/RESOLUTION OF

REJECTS:
- ORDERED UNITS - DECEMBER 31, 2007

6. INCENTIVE CODE/METHOD OF PAYMENT:
--------------------------------
INCENTIVE CODE:
- ORDERED UNITS - VX7

METHOD OF PAYMENT:
- ORDERED UNITS - INVOICE CREDIT

7. DELIVERY REPORTING/COMPATIBLE INCENTIVE & ALLOWANCE PROGRAMS
FOR FLEET CUSTOMERS (FAN HOLDERS):
----------------------------------------------------------
DELIVERY REPORTING: VEHICLES DELIVERED TO FLEET CUSTOMERS MUST
BE REPORTED WITH ONE OF THE FOLLOWING DELIVERY TYPES UNDER THIS
PROGRAM. ALL DELIVERIES TO CUSTOMERS WITH A VALID GM FLEET
ACCOUNT NUMBER MUST BE REPORTED AS FLEET DELIVERIES, REGARDLESS
OF ORDER TYPE.

DEL TYPE DESCRIPTION
FLEET SALE:
020 DAILY RENTAL

COMPATIBLE INCENTIVE & ALLOWANCE PROGRAMS: VEHICLES DELIVERED TO
FLEET CUSTOMERS WITH THE ABOVE DELIVERY TYPE MAY BE ELIGIBLE
FOR THE FOLLOWING OTHER INCENTIVE PROGRAMS. BECAUSE NOT ALL
THE PROGRAMS LISTED BELOW MAY BE COMBINED WITH EACH OTHER,
CONSULT THE GUIDELINES OF EACH PROGRAM IN QUESTION. PROGRAMS
NOT LISTED BELOW WOULD NOT BE COMPATIBLE UNLESS THE SPECIFIC
GUIDELINES INDICATE OTHERWISE.

FLEET CUSTOMERS (FAN HOLDERS)

GENERAL
GM MOBILITY (MOB/MOC/R8L) YES
SALESPERSON / SALES MGR. INCENTIVES NO
CASH DIRECT MAILS/PRIVATE OFFERS/GENERAL
COUPONS/CERTIFICATES/NON-CASH VENDOR PROGRAMS NO
 GM BUSINESS CARD (UDB) NO
CONSUMER CASH NO
DEALER CASH NO
 BONUS CASH NO
PRICING
PRICE PROTECTION/BONA FIDE SOLD ORDER (PPT W/VX7) NO
PRICE PROTECTION/NET INVOICE (PRP) YES
ORDER/DELIVERY
FLEET ORDERING & ASSISTANCE (VQ1/VQ2/VQ3) YES
INTRANSIT INTEREST CREDIT (C4C) YES

RENTAL
REPURCHASE (VN9) NO
FLAT-RATE REPURCHASE (YT1 THROUGH YT9) NO
RISK (VX7) XXX
GM DEALER RENT-A-CAR (FKR/FKL) NO
GOVERNMENT
PSA/PURA/BID ASSISTANCE/CE (R6D/PBP/PBS) NO
FLEET/COMMERCIAL
NATIONAL FLEET PURCHASE PROGRAM (FVX/FPP) NO
RETAIL ALTERNATIVE (CNC/CNE/CSE/CSR/CWE) NO
 SMALL FLEET APR ALTERNATIVE (XMC) NO
GM'S BUSINESS CUSTOMERS CHOICE NO
TRUCK STOCKING (TSI) NO
MOTOR HOME INCENTIVE (R7Y) NO
SCHOOL BUS/SHUTTLE BUS/AMBULANCE INCENTIVE (R6H) NO
RECREATIONAL VEHICLE INCENTIVE (R6J) NO
DEMO - LIGHT DUTY DEALER (DEM/DEE) NO
DEMO - LIGHT DUTY SVM (DES) NO
 SIERRA FLEET PEG (R7F/FLS) NO
FLEET PREFERRED EQUIPMENT GROUPS NO
COMPETITIVE ASSISTANCE PROGRAMS (CAP) NO

8. DELIVERY REPORTING/COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS
NON-FLEET COMMERCIAL CUSTOMERS (NON-FAN HOLDERS):
----------------------------------------------------------

NOT APPLICABLE - CUSTOMER MUST BE FAN HOLDER AND USE A FLEET
ORDER TYPE.

9. OTHER PROGRAM GUIDELINES:
-------------------------

A. DELIVERY DATA IS NOT REQUIRED TO RECEIVE THE INVOICE CREDIT
BUT DELIVERIES SHOULD BE REPORTED AS SOON AS THE DELIVERY IS MADE.

B. DELIVERIES THROUGH SECONDARY DEALER CODES ARE ELIGIBLE.

C. CUSTOMER REBATE AMOUNT MUST BE SPELLED OUT ON BUYER’S
ORDER, AND CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR ASSIGNMENT FORM IS NOT REQUIRED.

D. GENERAL MOTORS UPFITTED VEHICLES (EXCEPT RV’S) ARE
ELIGIBLE PROVIDED THE VEHICLE WAS PURCHASED DIRECTLY FROM
GM OR FROM ANOTHER DEALER IN THE UNITED STATES AND
PROVIDED TITLE TO THE VEHICLE WAS RETAINED BY THE
FRANCHISED DEALER THROUGH THE POINT OF SALE AND DELIVERY
TO THE ULTIMATE FLEET CUSTOMER. RECREATIONAL VEHICLES ARE
EXCLUDED.

E. THIS INCENTIVE PROGRAM IS AVAILABLE EXCLUSIVELY TO THE
ULTIMATE DAILY RENTAL FLEET CUSTOMER.

F. A QUALIFIED FLEET CUSTOMER/USER IS DEFINED AS ANY COMPANY
THAT PURCHASES AND REGISTERS OR LEASES FIVE (5) OR MORE
NEW CARS AND/PRECEDING MODEL OR CALENDAR YEAR OR PRECEDING
TWELVE 12) MONTH PERIOD OR THAT OWNS OR LEASES FIFTEEN
(15) OR MORE CARS AND/OR TRUCKS.

G. THE QUALIFIED DAILY RENTAL FLEET USER MUST ALWAYS BE THE
CUSTOMER WHO PURCHASES THE VEHICLE DIRECTLY FROM THE GENERAL
MOTORS DEALER AND WHO MEETS THE IN-SERVICE REQUIREMENT.

H. CANCELED FLEET ORDERS MUST BE CREDITED AND REBILLED AS
RETAIL STOCK. YOU SHOULD CONTACT YOUR REGIONAL OFFICE.

10. GENERAL POLICY GUIDELINES:
-------------------------
A. ALL GENERAL MOTORS GENERAL GUIDELINES AND DEFINITION OF
TERMS RELATIVE TO INCENTIVE PROGRAMS THAT WERE SUPPLIED TO
YOUR DEALERSHIP APPLY TO THIS PROGRAM. REFER TO GM DEALERS
SALES ALLOWANCE AND INCENTIVE MANUAL.

B. GENERAL MOTORS RESERVES THE RIGHT TO CANCEL, AMEND, REVISE
OR REVOKE ANY PROGRAM AT ANY TIME BASED ON ITS SOLE
BUSINESS JUDGMENT. FINAL DECISIONS IN ALL MATTERS
RELATIVE TO THE INTERPRETATION OF ANY RULE OR PHASE OF
THIS ACTIVITY RESTS SOLELY WITH GENERAL MOTORS.

C. GENERAL MOTORS RESERVES THE RIGHT TO AUDIT DEALER RECORDS
AND DISQUALIFY ANY SALES ALLOWANCE IN THE EVENT SUCH SALES
DO NOT MEET THE PROGRAM GUIDELINES. ALL MONEYS IMPROPERLY
PAID WILL BE CHARGED BACK TO THE DEALER.

D. DEALERS MUST RETAIN RECORDS TO SUBSTANTIATE THEIR CLAIM TO
AN INCENTIVE OR ALLOWANCE. ALL APPLICATIONS WHICH
INDICATE ASSIGNMENT BY THE CUSTOMER TO THE DEALER OF A
CUSTOMER INCENTIVE MUST BE SUPPORTED BY APPROPRIATE
DOCUMENTATION RETAINED IN THE DEAL FILE. IF DEALER
RECORDS DO NOT SUPPORT THE CLAIM, THE DEALER WILL BE
CHARGED THE AMOUNT OF ALLOWANCE OR INCENTIVE PAID.

E. ANY DISPUTES BETWEEN THE CUSTOMER AND THE DEALER ARISING
FROM MISUNDERSTANDING OR AMBIGUITIES REGARDING THIS
PROGRAM WHICH CANNOT BE RESOLVED BY REFERRING TO
APPROPRIATE CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR
ASSIGNMENT FORM (SAMPLE COPY DISPLAYED IN GM DEALER SALES
ALLOWANCE AND INCENTIVE MANUAL), WILL BE SETTLED IN FAVOR
OF THE CUSTOMER, IN SUCH INSTANCES, THE DEALER WILL INCUR
A DEBIT IF THE PAYMENT HAS ALREADY BEEN CREDITED.

THIS IS THE END OF FLEET & COMMERCIAL PROGRAM 07-01.

Attachment 7

2007MY GM Rental Advertising Guidelines

1.
In all mediums, the phrase “X Rental Company features GM vehicles” must be stated in copy size type, and not in disclaimer size type. In print this translates to no smaller than 10 pt. type, and for TV the copy should be larger than the network standard for legal disclaimers of 22 scan lines.

2.	Please note that the phrase must use the word “vehicles” and not “cars.”

3.
In TV, the phrase must be on the screen long enough for an average person to notice and read it. For reference purposes, the network standard for the length of time a legal disclaimer must be on the screen is three seconds for the first line and one second for the following lines. Obviously, we would want to be on longer than this if possible.

4.	A full shot of the vehicle must be displayed, particularly in TV ads. We prefer to have our vehicles identifiable by sight as well as in print.

5.	All vehicles must be identified by manufacturer and nameplate, i.e. Chevrolet Blazer, in print next to the vehicle, as well as in any accompanying copy.

6.	In TV spots, the same identification must be in print or given verbally.

7.	All vehicles used in rental car spots must be stock vehicles, with no alterations.

8.	Any person in a moving vehicle must be shown with their seatbelt on. This point is non-negotiable with our Legal Staff.

Attachment 1C & 3C

GENERAL MOTORS 2006CY
DAILY RENTAL GUARANTEED RESIDUAL PROGRAM

PROCESS, PROCEDURES, AND RETURN STANDARDS
Effective for all vehicles inspected and accepted on or after DATE TBD (Tentative Nov. 14, 2006)
Table of Contents     Page
I. General Condition Standards
	A. Vehicle Return Requirements		2
	B. Title, Registration, Tax, VIN Plate		2
	C. Collision Damage		3
	D. Damage Allowance, Existing Damage, Previous Repairs		3
	E. Vehicle Maintenance		4
II. Normal Wear and Tear
	A. Sheet Metal and Paint		5
	B. Convertible Tops		5
	C. Front and Rear Bumpers		5
	D. Wheels, Covers and Aluminum Wheels		5
	E. Wheels, Covers and Aluminum Wheels		6
	F. Vehicle Lighting		6
	G. Interior Soft Trim and Carpets		6
	H. Carpet Retainers / Sill Plates		6
	I. Headers / Leading Edge of Hood		7
	J. Vehicle Glass		7
III. Missing Equipment Program (MET)			8
V. Operating Conditions			8
VI. Vehicle Integrity			8
VII. Litigation Liability			9
VIII. General Turn-In Procedures
	A. Forecast		9
	B. Delivery		10
	C. Inspection		10
	D. Reviews		10
	E. Acceptance		10
	F. Payments		11
	G. Rejects		11
	H. Other		11
IX. Permanently Rejected Vehicles			12
X. Miscellaneous Items			12
	A. General Return Facility Guideline
	B. Holidays
	C. Contact Information
XI. Exhibits
	Exhibit A:	Vehicle Categories	14
	Exhibit B:	PDR Process and Limitations	15
	Exhibit C:	MET Program Price List/ Misc. MET Item	16
	Exhibit D:	Mid - Rail and Engine Cradle damage definitions	19
	Exhibit E:	GM Authorized Return Locations	20
	Exhibit F:	GM Approved 2006 Replacement Tire Tables	24
	Exhibit G:	MET Tire Program	25
	Exhibit H:	GM Windshield Glass Manufacturers	26
	Exhibit I:	Title Shipping and Handling Procedure	27

The interpretation of these Guidelines is solely the discretion of General Motors Corporation.

The Daily Rental Guaranteed Residual Program is for the major rental accounts only (Vanguard, Avis, and Hertz). Under the Daily Rental Guaranteed Residual Program, vehicles would continue to be returned to and accepted by GM. Title will remain in the rental account's name until the vehicle is sold at auction. Title will be assigned from the rental account directly to dealer.

I.	GENERAL CONDITION STANDARDS

A.	Vehicle Return Requirements
♦	Vehicle must be returned washed and vacuumed. Vehicles with dirty interiors including newspapers, cups and other trash will be charged a $35 Dirty Interior MET Fee.
♦	Vehicles with an exterior that is too dirty to inspect will be gate released to the rental account for washing. When the vehicle is returned and inspected a $75.00 re-inspection fee will be charged.
♦	Vehicles must have a minimum ¼ tank of gasoline with the exception of Hawaii vehicles, which cannot exceed a ¼ tank of gasoline.
♦
Emission labels are required to be in place and legible on all vehicles returned to General Motors. Vehicles without an emission label will be currently ineligible and gate released to the rental account. A $75.00 re-inspection fee will be charged when the vehicle is repaired and returned.

♦	Vehicles must have two (2) sets of keys, all owner manuals, floor mats, and programmed keyless remotes/key fobs and all other remotes, included as original equipment.

B.	Title, Registration, Tax, VIN Plate

♦	A vehicle submitted with a COV (Certificate of Origin for a Vehicle) or a branded title, is not eligible for return.
♦
All vehicles must have a valid and current registration. State and local taxes must be paid prior to turn-back. The Daily Rental Company must comply with State regulations pertaining to proof of payment for State and local taxes.

♦
The vehicle’s Vehicle Identification Number Plate (VIN) must be readily and completely readable and properly attached to the dash panel. Any obstruction causing a portion of the plate to be covered is not acceptable.

♦	The plate must be flush and secure with the rivets intact and tight.
♦	The plate cannot be bent, cracked or torn and the rivets cannot be damaged in any manner.
♦	Bent or loose VIN plates cannot be repaired or replaced. General Motors cannot replace a VIN plate or the rivets used to attach it to the dash panel.
♦	VIN plates not meeting these criteria will render the vehicle permanently ineligible for return to General Motors.
♦	VIN plates replaced by a General Motors Assembly Plant to correct a manufacturing error will be acceptable.
♦
Titles for all turn-back vehicles for the Daily Rental Companies must be received by the SGS Title Center within three (3) business days of vehicle turn-back to the address shown below. The vehicle turn-back date is considered the first day. See Exhibit I for detailed title shipping instructions.

♦	The rental company must remove vehicles at an auction waiting for title more than 30 days. The vehicle will be Currently Ineligible and will be assessed a re-inspection fee if / when it is returned.

C.	Collision Damage

♦	The GM Disclosure Policy mandates that all prior damage and repairs must be electronically disclosed prior to turn back, excluding warranty repairs performed by the Rental Company or a GM Dealer.
♦	Collision damage must be disclosed and be supported by repair orders, if requested by the inspection provider on behalf of General Motors.
♦	Repair orders must accurately reflect all work performed and include all associated repair costs.
♦	The inspection provider, on General Motors behalf, will request a Repair Order when:
1.	Previous repaired damage noted during the inspection does not agree with the disclosure.
2.	The dollar amount disclosed appears too high or low based on the visual inspection.
3.	The disclosed damage areas and the disclosed repair amount appear significantly out of line.
♦
Requested repair orders must be received by the inspection provider within two business days of the request for the rental account to maintain their original turn in date. Requested repair orders not received by the inspection provider within seven (7) business days will be deemed currently ineligible and must be gate released and removed from the yard until the repair order is available. A $75.00 re-inspection fee will be charged when the vehicle is returned with the requested repair order.

♦
The electronic disclosure must be checked in the appropriate box (Yes or No), confirming or denying previous damage. Failure to disclose previous damage at turn-in will be grounds for rejecting the vehicle (Refer VI, Vehicle Integrity).

♦
Prior repairs cannot exceed $2250 for Category 1 vehicles, $2750 for Category 2 vehicles, $3250 for Category 3 vehicles and $4250 for Category 4 vehicles. These amounts exclude costs related to vehicle glass, tires, wheels and wheel covers, and Supplemental Inflatable Restraint (SIR) system components including air bags and other related major SIR parts such as modules, sensors and coils. “Loss of use charges” are also excluded. Vehicles exceeding these maximums are not eligible for turn-in. See Exhibit A, Vehicle Categories.

D.	Damage Allowance, Existing Damage and Previous Repairs

♦
GM will absorb the cost of repairs on those vehicles returned with less than or equal to $400 existing damage. Non-chargeable and chargeable items will be listed on the AD006 (Vehicle Condition Report) with charged items only being priced and applied to the $400 damage allowance per vehicle.

♦	GM will charge the Daily Rental Company for current damage in excess of the $400 damage allowance plus a service fee. The service fee will be applied as follows:

AMOUNT IN EXCESS OF $400	SERVICE FEE
$0 TO $99	EQUAL TO AMOUNT OVER $400
$100 TO $1,099	$100
$1,100 TO $1,599	$200

♦	Vehicles with existing damage exceeding $2000 are not eligible for return.
♦	For "Poor Prior Repairs" valued at $500 or less, GM will accept the vehicle and charge the estimated repair cost to the Daily Rental Company under the MET program.
♦	For “Poor Prior Repairs” valued at over $500, GM will consider the vehicle “Currently ineligible.”
♦
If a vehicle is identified as “currently ineligible” as a result of a tire problem, unacceptable glass, inoperable item (e.g. light or horn) or other mechanical reason, such as warranty repair, GM will allow the unit to be gate released, repaired for these reasons only, returned and re-inspected without the Daily Rental Company having to repair the existing chargeable damages, regardless of dollar amount (over or under $400). The $75 Re-inspection Fee will apply.

♦
If the return unit has had partial repairs on any chargeable damage that was identified on the unit when it was originally inspected, the entire vehicle must be repaired to zero dollars ($0) chargeable. The intent is to not allow partial repairs to chargeable damages facilitating the avoidance of charges by the Daily Rental Company in bringing the current damages below the $400 chargeable allowance.

♦
Any vehicle with identified “Poor Prior Repairs,” totaling $500 or less, that is removed by the Daily Rental Company as a result of a tire problem, unacceptable glass, inoperable item (e.g. light or horn) or other mechanical reason, such as warranty repair, may repair the unit for the reason it was removed and return it without repairing the “Poor Prior Repairs” which will be charged as a MET item.

♦
If a vehicle is removed to repair any existing damage and / or “Poor Prior Repairs,” all existing damage and / or “Poor Prior Repairs” must be repaired to GM standards prior to return. Repairs must bring the vehicle back to zero chargeable damage excluding MET items.

♦
Missing equipment will not be included as part of the chargeable damage allowance, but will be charged per the Missing Equipment Program (MET, refer to Section IV). Missing equipment are small items such as owners manual, cigarette lighters, etc. that are easily lost and/or replaced during turn-back.

E.	Vehicle Maintenance

♦
Vehicles must be maintained as described in the Vehicle Owners Manual. Failure to comply will result in permanent rejection of the vehicle. The repair/replacement of an engine or transmission failure that is due to non-compliance of vehicle maintenance will be chargeable to the Daily Rental Company whether at acceptance/receipt or sale. An authorized representative for General Motors will conduct inspections.

II.	NORMAL WEAR AND TEAR
Listed below are the "normal" vehicle wear and tear conditions. All damage beyond normal wear and tear will be charged back to the Daily Rental Company.

A.	SHEET METAL AND PAINT

The following are acceptable return conditions with regard to sheet metal and paint:

♦	Maximum of two dents per panel that are individually no larger than one (1) inch in diameter that does not break the paint.
♦
The floor of a pick-up truck box is considered one panel and is covered by the above guideline of two dents per panel no larger than (1) inch that does not break the paint. One dent to each wheelhouse no larger than (1) inch, that does not break the paint, is acceptable. Paintless Dent Removal cannot be used on the floor or wheelhouse of a pick-up truck.

♦	Paintless Dent Removal (PDR), see Exhibit B, page 13.
♦	Scratches or damages in the clear coat that do not penetrate to the color coat and can be removed during normal reconditioning.
♦	Chips to door, hood or deck lid edges that do not reach flat surfaces.

B.	CONVERTIBLE TOPS

The following are acceptable return conditions with regard to convertible tops:

♦	Stains that can be removed by normal reconditioning.
♦	Abrasions that visually are not offensive.
♦	Top structure must be operational and not damaged.

C.	FRONT AND REAR BUMPERS

The following are acceptable return conditions with regard to front and rear bumpers:

♦
Bumpers will be inspected from a standing position. Scuffs, scrapes, and gouging on the underside of the bumper, observed during the undercarriage inspection, will not be chargeable. Cracked or broken bumpers, regardless of location, will remain chargeable as a replacement.

♦
Maximum of two scratches or chips per bumper that are no longer than two (2) inches and no wider than ¼ inch or, one scratch no longer than four (4) inches and no wider than ¼ inch that penetrates the color coat, exposing the black bumper material, but not penetrating the black base material that would require filler.

♦	Partial bumper repairs may be charged using the following criteria.
1.	The damaged area cannot exceed 1/3 or 33% of the bumper area. The 33% area cannot be added across the bumper to equal 33%; it must be one single section of the bumper, either end or the center.
2.	Partial bumper repairs cannot be used for vehicles utilizing paints commonly referred to as pearl or tri-color due to color matching concerns.
3.	Partial bumper repair cannot be used for cracked or heavily damaged bumpers.
4.	The partial bumper repair charge is $100.00.
5.	The use of partial bumper repairs will be at the discretion of General Motors and its inspection providers.

D.	TIRES

The following are acceptable conditions with regard to tires:

♦	All tires must have 5/32 inch or better original tread across all primary tread grooves without any exposed belts.
♦	All tires must match by size, make and type.
♦	Only GM original equipment tires or GM approved replacement tires are acceptable. Refer to Exhibit F, GM Approved 2004 Replacement Tire Table, page 23
♦
When the replacement tire shown in “Exhibit F” is not available the first step should be to contact the tire manufacturer through their Customer Assistance phone number. This information is located in the Tire Warranty Book included with the vehicle’s warranty information. If the replacement tire cannot be located a replacement exhibiting the same TPC code as the original tire may be used, however, all tires must match by size, make and type.

♦
Tires without a TPC rating or when another manufacturer cannot supply the same TPC rated tire, any other OE supplier shown on “Exhibit F” can be used as long as the tire matches the original by size, load rating and speed rating. The same rule as above will apply; all four tires must match by size, make and type.

♦
Tires with mushroom-type plug/s, installed from the inside out, in the tread only, are acceptable. All other plugs/ patches are not acceptable. General Motors reserves the right to charge the Daily Rental Company via the MET Tire Program for any unacceptable plugged tire found and replaced prior to the sale of the vehicle---with no right to review.

♦	Exhibit G, page 24 MET Tire Program, provides details for tire replacement under the MET program. This program is available to Daily Rental Companies at their discretion.

E.	WHEELS, COVERS AND ALUMINUM WHEELS

The following are acceptable return conditions with regard to wheels, covers and aluminum wheels:

♦
The face of the wheel cover or wheel may have a maximum of two (2) scratches or scuffs to the surface not penetrating through to the base material that are no longer than 1 1/2 inches and no wider then 1/4 inch. Scratches or scuffs within one inch of the outside edge of the wheel cover are acceptable, provided they do not, in total, exceed one-third (1/3) of the circumference of the wheel.

♦	Gouges of the base material are not acceptable on any part of the wheel.

F.	VEHICLE LIGHTING

The following are acceptable return conditions with regard to vehicle lighting:

♦	All lights/lamps must be operational. (Front, Rear, Side and Interior)

G. INTERIOR SOFT TRIM AND CARPETS

The following are acceptable return conditions with regard to interior soft trim and carpets:

♦	All stains which can be removed by normal reconditioning.
♦	Maximum of one (1) burn that is not larger than one-quarter (1/4) inch in diameter and not through the backing material.

H.	CARPET RETAINERS/ SILL PLATES

The following are acceptable return conditions with regard to carpet retainers/sill plates:

♦	Carpet retainers and sill plates must be in place.
♦	Minor surface scuffs/scratches are acceptable.

I.	HEADER/LEADING EDGE OF HOOD

The following are acceptable return conditions with regard to header/leading edge of hood:

♦	Maximum of three chips each not larger than one-eighth (1/8) inch in diameter.

J.	VEHICLE GLASS

The following are acceptable return conditions with regard to windshields, rear windows or side windows:

♦	Glass other than windshields will require replacement if there is any damage. No chips or scratches are allowed.
♦	Minor vertical scratches in the side glass will be acceptable and noted in the non-chargeable portion of the AD006.
♦	Obvious damage or abuse such as horizontal scratching from ice scrapers or car washes etc. would be charged as a replacement.
♦	Any damage or scratching of stationary side glass is a chargeable condition.
♦	General Motors vehicles are equipped with windshield glass supplied by the OEM’s listed in Exhibit H, GM Windshield Glass Manufacturers.

Windshields
♦	Pinpoint chips are non-chargeable providing the glass is not sandblasted. Sandblasted glass is defined as a series of pinpoint chips in a concentrated area.
♦	Four (4) chips (without legs) from one-eighth (1/8) inch not to exceed three sixteenth (3/16) inch are non-chargeable providing no more than two (2) chips reside in the driver's side wiper area.
♦	Chips (without legs) one-eighth (1/8) inch or less located within one (1) inch inbound from the "Frit Band" (windshield outer perimeter darkened area) are non-chargeable.
♦	General Motors will not accept glass that has been repaired. Only OEM glass is acceptable (see Exhibit H: GM Windshield Glass Manufacturers.)
♦	Damaged windshields may be replaced under the terms of the MET program.

General Motors reserves the right to charge the Daily Rental Company $210 for each windshield replaced at auction prior to sale of vehicle where previously written as “chipped no charge”, with no right to review. GM will monitor windshield replacements at each site and analyze any significant deviations from the norm.

III.	ORIGINAL EQUIPMENT, AFTERMARKET EQUIMENT AND ACCESSORIES

All original equipment and accessories noted on the factory invoice must be on the vehicle. All missing parts (such as body side moldings, wheel covers, trunk mat, spare tire, correct rear van seats, jack and wheel wrench) are to be replaced prior to return and must be original GM equipment. All OEM options and accessories must be installed on the vehicle prior to being placed in daily rental service.

♦	AFTER - MARKET EQUIPMENT

Any after-market parts or accessories i.e. GPS / navigational systems, pick-up truck bed liners, running boards, etc. installed by the rental account or their agent must have prior  GM Remarketing approval prior to installation. Drilling, electrical modifications, etc. without prior approval will render the vehicle permanently ineligible. Pick-up truck bed liners, running boards, etc. must be left on the vehicle at turn back.

IV.	MISSING EQUIPMENT PROGRAM (MET)

♦
The Missing Equipment Program (MET) is designed to expedite turn-in by allowing the Daily Rental Company to pay for select missing parts or accessories as determined by GM Remarketing (refer to Exhibit C), as opposed to the Daily Rental Company replacing the part or accessories. MET items will be deducted from the repurchase payment to the Daily Rental Company. MET items will not be included as part of the $400 chargeable damage allowance (Refer to Section I-D page 3, Damage Allowance).

♦
Vehicles turned in with one or all the mats missing, on vehicles so equipped, will be assessed a MET charge for missing mats or for the set if none are returned with the vehicle. All 2005 and subsequent model year vehicles will be assessed the appropriate MET fee for any missing floor mats. Floor mats are required per the “Minimum Equipment Requirements” for all 2005 model year vehicles. (Refer to Exhibit C).

♦
Keyless remote / key fobs must be operational. Key fobs that are not functional will be charged $30.00 for re-programming. Missing key fobs will be assessed the programming fee, which is included in the Met fee for the missing key fob (s) (refer to Exhibit C).

V.	OPERATING CONDITIONS

♦	A vehicle must comply with all aspects of the applicable program guidelines or it is not eligible for return.
♦	Each vehicle and all accessories shall be in sound mechanical and electrical operating condition. Repair of these items must be made prior to turn-in or the vehicle will be rejected.
♦
Any vehicle equipped with supplemental inflatable restraints (S.I.R.) including driver, passenger or side airbags that have been deployed, missing or otherwise disconnected, must be replaced with the approved OEM replacement and must meet GM standards prior to turn-in.

VI.	VEHICLE INTEGRITY

Damage which compromises the integrity of the vehicle, repaired or not, will be grounds for rejecting the vehicle as a permanent reject. Minor damage that has not been repaired (i.e., small dents, scrapes, or scratches) which does not compromise the structural integrity of the vehicle is acceptable on the following components:

➢	Floor Panel / Trunk Floor
➢	Mid - Rail Assembly (See Exhibit D, part 1)
➢	Outer Rocker Panels / Pinch Welds
➢	Frame Rails / Rail Extensions
➢	Sub-Frame Assemblies (Engine Cradles) (See Exhibit D, part 2)

Total time for Frame Set-up and Measure and any cosmetic repairs of 2.0 hours or less are acceptable, on the following components, provided there is no structural damage and the repairs meet GM standards:

➢  Frame Rail / Rail Extensions
➢  Apron / Upper Reinforcements
➢  Cowl Panel
➢  Hinge / Windshield "A" Pillar
➢  Center / "B" Pillar

The cosmetic repair time shown above is just that, cosmetic. This may include aligning the ends of the frame rails to align the bumper, etc. Pulling or sectioning frame rails, doorframes, and pillars are not acceptable repairs for rental vehicles being turned back to General Motors. A cosmetic repair to frame rails does not include adding body filler / Bondo. This practice will permanently reject the vehicle.

Repaired damage or replacement of the following components is acceptable:

➢  Radiator Core Support
➢  Frame Rail Extensions
➢  Engine Sub-Frame
➢  Outer Rocker Panel
➢  Rear Body Panel
➢  Quarter Panel (Proper Sectioning is Acceptable)
➢  Roof (Repair only, no repair to the Roof Rails)

VII.	LITIGATION LIABILITY
Non-disclosure of damages or the use of non-GM OEM parts by the Daily Rental Company may result, at GM's discretion, in the Daily Rental Company being named as a participant in any litigation brought against GM. If a Daily Rental Company attempts to return vehicles with non-disclosed damage, or purposely conceal prior repairs, it will result in GM refusing to accept additional vehicles for turn-back.

VIII.	GENERAL TURN-IN PROCEDURES

A.	FORECAST

1.	At least 30 days prior to vehicle turn-in, the GM Remarketing Department is to be notified, in writing (E-mail) by the Corporate Office of the Daily Rental Company of the following:
➢  Turn-in location
➢  Quantity

Please E-mail this forecast to your Account Representative. E-mail address can be found on page 13.

2.
Two weeks prior to turn-in, the Daily Rental Company is to advise the GM approved turn-in location of tentative quantities and days for turn-in via written confirmation. GM reserves the option to limit daily returns. Failure to comply with this procedure may result in GM's refusal to allow any vehicle to be returned, thus delaying the actual acceptance date.

B.	DELIVERY

Vehicles returned for repurchase shall be delivered to a GM approved turn-in location and parked in the designated return area at no expense to GM. A list of GM approved locations is attached and is subject to change at GM's discretion (Exhibit D). Normal operating hours for delivery is 8am to 5pm, Monday through Friday. The Daily Rental Company should allow sufficient time to prepare the vehicle for turn-in, i.e. clean, vacuum, repaired/replaced items, etc.

C.	INSPECTION

Vehicles will be inspected by an authorized representative of GM, using the electronic Form AD006. The initial vehicle inspection will be provided to the Daily Rental Company at General Motor's expense. The Daily Rental Company will be charged $75 for each inspection and/or verification required after the initial inspection. Hawaii vehicles will be charged $115 for each inspection required after the initial inspection.

♦	The $75 re-inspection fee will be charged when a vehicle has been previously inspected and removed by the Daily Rental Company prior to acceptance, or when the Daily Rental Company replaces MET items.

D.	REVIEWS

♦
The Met/Non-Met report WILL BE printed twice daily - at mid-day and end-of-business (5:00 PM). The end-of-day report will not contain the day's summary but rather summarize what was completed after the mid-day report.

♦	Vehicle worksheets are printed and available throughout the day.
♦
Reviews can be conducted throughout the day. However, reviews must be completed prior to three (3:00) PM the day following printing of the worksheet. This will permit prompt shipment of vehicles. If the review is not completed prior to three (3:00) PM, the vehicle will be processed as per the original inspection.

♦
Vehicles with current damage not exceeding $400 and MET charges collectively not exceeding $40 will be processed as written, with no right to review. Keyless entry key fob programming is not included in the $40 total and is not considered a reviewable MET charge.

E.	ACCEPTANCE

♦
A copy of the Form AD006 or an electronic file will serve as the acceptance receipt for the Daily Rental Company. The date used to stop depreciation will be identified on the acceptance line of Form AD006 or on the electronic file.

♦
The Daily Rental Company will have three (3) business days from the vehicle turn-in date to provide the vehicle title to the SGS Title Center: 9805-C NorthCross Center Court, Huntersville, NC 28078 in order to receive the turn-in date as the depreciation stop date/acceptance date (should all other conditions be satisfied). The day the vehicle is turned in is considered the first business day. See Exhibit I for more details.

♦
Turnback Limits - No more than 25% of a customer’s annual GM purchases can be returned in a single month or 30 day period. No more than 34% of a customer’s annual GM purchases can be returned in the 4th quarter. In the event of a rental account bankruptcy, GM would allow the rental account, at their option, to return their GM buyback vehicles evenly over any 3 month timeframe.

♦
Transportation Liability - The rental company is responsible for turning the vehicle to the appropriate turn-back location for acceptance. After acceptance, GM will be responsible for logistics and collection of any subsequent damage. The acceptance process will remain unchanged and after acceptance, GM will have sole responsibility for controlling the sale.

F.	PAYMENTS

♦
When the vehicle sells at auction, the auction will direct net sale proceeds to the rental account. Net sale proceeds are defined as gross sales price less auction sales fees/expenses and transportation. The rental accounts will receive net sales proceeds within 2 business days after sale. The net proceeds will be forwarded to the rental accounts through Chase Bank's ACH system (or a similar structure as Chase is currently updating this system). GM will then process a true-up payment (Guaranteed Repurchase price less penalties less net sales proceeds already transmitted). GM will process the true-up payment on the 5th work day of each month and EFT to the rental accounts on the 7th work day. True-up payments will cover vehicles sold in the previous month (vehicles sold in July will be trued-up in August payment).

♦
The RACs and GM are both interested in ensuring that the correct payments are made to the Rental Agencies by the auctions. Accordingly, GM will audit the net sales proceeds before they are released but will not stop the release. In the event of misdirected funds, GM will assume responsibility for making any correcting payments or collections.  This will be accomplished via invoicing and credit payment. GM will also provide reporting to the rental accounts on net sales proceeds rather than all the individual auctions sending sales data to the rental accounts.

♦
SmartAuction process - The GM SmartAuction will continue to be operated by GMAC. Accordingly, all net sales proceeds will flow through GMAC to the Chase payment system to the rental accounts similar to the auction process. On day 1, when a dealer purchases a vehicle on SmartAuction, GMAC will access the dealer floorplan for payment. That evening, GM notifies the title center of the sold vehicles and purchasing dealer. On day 2, GMAC sends sales data to GM for review, at which point, the approval to release funds is triggered which may be the same day or typically the following day. Coincident with the review by GM on day 2, title center begins identifying and assigning titles to the purchasing dealer on day 2 and Fed Ex on day 3 depending on timing.

♦
Buyback Provision - In the event that a vehicle is unsold and is still in GM inventory after 90 days of acceptance, GM will transfer the vehicle from the Daily Rental Guaranteed Residual Program to the Daily Rental Acquisition Program status on the 91st day. GM will initiate payment for the full guaranteed repurchase price (less penalties) within the BARS system and the rental account will be paid in approximately 7 days. The rental account will assign the title to GM when the vehicle reaches 90 day. GM will perform a weekly scan of the inventory with a run cycle to occur over the weekend to avoid mid-week program changes. Should the number of vehicles over 90 days old for any rental company exceed 3% of that rental company's total accepted inventory, GM will not sell those vehicles until the rental accounts have received payment from GM and GM receives notice that the titles have been released. This metric (3%) will be calculated on a month-end basis.

♦
Interest - For vehicles that are unsold after 25 days, GM will accrue $3.00/day to the rental accounts starting on the 26th day. On the 61st day, the rate will increase to $4.50/day until the vehicle is sold or transferred to the Daily Rental Acquisition Program. Interest will be paid with the true-up payment.

Hawaii Vehicles - Due to the extended transportation time for Hawaii vehicles, Hawaiian vehicles will be segregated in the GM system. The buyback provision will be implemented at 120 days vs. 90 for these vehicles and interest charges will begin accruing at $3.00/day for vehicles in inventory over 56 days and at $4.50/day for vehicles in inventory over 91 days.

♦
General Motors does not staff, nor process repurchase payments during the Christmas holiday or any period of time General Motors is closed (e.g. two week mandatory shutdown during July). Payment processing will not resume until General Motors officially returns to work.

G.	REJECTS

♦	Rejected vehicles left at marshalling yards in excess of three (3) business days upon removal notification may result in no additional vehicles being approved for return.
♦
Vehicles at an auction waiting for title more than 30 days must be removed by the rental company. The vehicle will be Currently Ineligible and will be assessed a re-inspection fee if / when it is returned. General Motors and all approved turn-in locations are not responsible for any liability regarding rejected vehicles, not removed within three (3) business days.

♦
Vehicles that are classified as a Permanent Reject will be assessed a $50 service charge. General Motors Remarketing will provide a quarterly invoice which will include the turn back location, turn back date, VIN, and the reject reason.

H. OTHER

♦
Mechanical and body shop labor rates used to calculate chargeable damage will be subject to change. The following are the current labor rates for metal repairs, paint, and mechanical (part replacement).

•	$37.80 Metal Repair - No change
•	$37.80 Paint - No change
•	$38.00 Part Replacement (mechanical)

♦	In the event a vehicle is returned to General Motors in error, the following guidelines will be used to return the vehicle to the rental account.

RENTAL ACCOUNT REQUEST FOR VEHICLE RETURN “PRIOR” TO ACCEPTANCE
Vehicle will be temporarily rejected by General Motors and returned to the rental account. If the vehicle is returned, at a later date, a $75.00 re-inspection fee will be charged.

RENTAL ACCOUNT REQUEST FOR VEHICLE RETURN “AFTER” ACCEPTANCE
PAYMENT CAN BE STOPPED
The vehicle will be released back to the rental account from its current location. A $250 administrative fee will be charged to the rental account in addition to all applicable expenses, including a $25 inspection fee and applicable shipping / marshalling expenses on a cost basis.

PAYMENT CANNOT BE STOPPED OR FUNDS ALREADY RECEIVED
The vehicle will not be returned to the rental account.

IX.	PERMANENTLY REJECTED VEHICLES

♦
Should disqualifying damage be noted after vehicle acceptance, General Motors will invoice the Daily Rental Company for the vehicle purchase price, an administrative fee of $250, plus any additional costs incurred following vehicle acceptance by GM (i.e., freight, cleanup, repairs), by a debit to current funds, or if no funds are available, a check forwarded to:

General Motors Corporation
Fleet and Commercial Operations - Remarketing
Renaissance Center
Tower 100, 16th Floor
MC 482-A16-B36
Detroit, MI 48265-1000

♦
Vehicles removed from the program for any reason become the responsibility of the Daily Rental Company. The Daily Rental Company is responsible for arranging vehicle pick-up at a location designated by General Motors.

X.	MISCELLANEOUS ITEMS

A.	GENERAL RETURN FACILITY GUIDELINE

Any abuse of personnel or property at a GM authorized return facility by a Daily Rental Company representative will result in the immediate expulsion of said person from the GM authorized return facility.

B.	HOLIDAYS

General Motors approved turn-in locations will be closed on the following dates:
2006 CY - January 2nd, May 29th, July 4th, September 4th, November 23rd, and December 25th, through January 1st, 2007. General Motors reserves the right to amend this list of dates at its discretion.

C.	CONTACT INFORMATION

All questions pertaining to the foregoing Turn-In Standards and Procedures should be directed to the appropriate General Motors Remarketing Customer Support Team Member: